EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended November 6, 2015

Current Month				Rolling Performance				Rolling Risk Metrics* (December 2010 – November 2015)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-0.3%	-0.3%	-10.5%	-9.9%	-2.6%	-4.7%	0.3%	-4.7%	10.0%	-28.6%	-0.4	-0.6
B**	-0.3%	-0.3%	-11.0%	-10.4%	-3.2%	-5.3%	-0.3%	-5.3%	10.0%	-29.9%	-0.5	-0.7
Legacy 1***	-0.2%	-0.2%	-8.8%	-8.1%	-0.6%	-2.7%	N/A	-2.7%	9.9%	-23.7%	-0.2	-0.4
Legacy 2***	-0.2%	-0.2%	-9.0%	-8.3%	-0.8%	-3.0%	N/A	-3.0%	9.9%	-24.4%	-0.3	-0.4
Global 1***	-0.2%	-0.2%	-8.7%	-8.0%	-0.2%	-2.6%	N/A	-2.6%	9.6%	-21.9%	-0.2	-0.4
Global 2***	-0.2%	-0.2%	-8.9%	-8.1%	-0.4%	-2.8%	N/A	-2.8%	9.6%	-22.4%	-0.2	-0.4
Global 3***	-0.3%	-0.3%	-10.2%	-9.6%	-2.0%	-4.4%	N/A	-4.4%	9.7%	-26.2%	-0.4	-0.6

S&P 500 Total Return Index****	1.0%	1.0%	3.8%	3.5%	16.4%	14.6%	7.6%	14.6%	11.9%	-16.3%	1.2	2.1
Barclays Capital U.S. Long Gov Index****	-2.6%	-2.6%	-2.9%	-0.1%	1.3%	6.5%	6.7%	6.5%	11.6%	-15.5%	0.6	1.0
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

Portfolio for A, B and Legacy units						Portfolio for Global units
	Sector			Market		Sector			Market
Sector	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	28%					28%
Energy	13%	Short	Natural Gas	5.4%	Short	13%	Short	Natural Gas	5.4%	Short
			Crude Oil	2.5%	Short			Crude Oil	2.5%	Short
Grains/Foods	8%	Short	Corn	1.4%	Short	8%	Short	Corn	1.4%	Short
			Wheat	1.1%	Long			Wheat	1.1%	Long
Metals	7%	Short	Gold	1.9%	Short	7%	Short	Gold	1.9%	Short
			Nickel	1.1%	Short			Nickel	1.1%	Short
FINANCIALS	72%					72%
Currencies	24%	Long $	Euro	3.4%	Short	23%	Long $	Euro	3.5%	Short
			Japanese Yen	2.6%	Short			Japanese Yen	2.6%	Short
Equities	26%	Long	S&P 500	4.2%	Long	26%	Long	S&P 500	4.2%	Long
			Nasdaq	4.0%	Long			Nasdaq	4.0%	Long
Fixed Income	22%	Long	Bunds	3.7%	Long	23%	Long	Bunds	3.7%	Long
			Japanese Gov't Bonds	2.2%	Long			Japanese Gov't Bonds	2.2%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets declined nearly 5% as a result of increased strength in the U.S. dollar and on elevated supplies in the U.S.  Natural gas markets rallied to a two-week high after the U.S. Energy Information Administration reported a smaller-than-expected increase in domestic inventories.

Grains/Foods
Corn markets fell and were driven lower by weak sales data.  Wheat markets finished modestly higher due to uncertainty surrounding global wheat supplies.  Lean hogs prices fell over 7% because of weak demand and growing U.S. supplies.

Metals
Copper prices were driven lower by an unexpected decline in German factory orders and by the European Central Bank's reduced estimate for growth and inflation for the Eurozone.  Gold markets declined sharply because of strength in the U.S. dollar.

Currencies
The U.S. dollar rallied against global counterparts after Janet Yellen testified the U.S. economy has been “performing well”, which fueled speculation for an interest rate hike in December.  The euro weakened as comments from the ECB continued to support views for ongoing quantitative easing in Europe.

Equities
U.S. equity markets rallied because of strong corporate earnings and a bullish outlook for the economy following Chair Yellen’s testimony.  European equity prices also rallied, propelled higher after weakness in the euro made exports more attractive to foreign buyers.

Fixed Income
U.S. Treasury markets fell sharply as the prospects for an interest rate hike in December 2015 drove prices lower.  Bund prices declined after strong U.S. employment data bolstered the outlook for the global economy and reduced demand for safe-haven assets.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index: Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.